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                                     April
                                      __th
                                    1 9 9 7

(213) 669-6000
                                                                     253,682-25
                                                                     LA1-730926

Talbert Medical Management Holdings Corporation
3540 Howard Way
Costa Mesa, California  92626-1417

Ladies and Gentlemen:

     At your request, we have examined the registration statement on Form S-1 (File No. 333-17679), as amended (the "Registration Statement"), filed by you, Talbert Medical Management Holdings Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") for purposes of registering 2,772,000 Rights (the "Rights") to purchase Common Stock, $.01 par value (the "Common Stock") of the Company and 2,772,000 shares of Common Stock, issuable upon exercise of the Rights under the Securities Act of 1933 (the "Act"), as amended, Amendment No. 1 to such Registration Statement, Amendment No. 2 to such Registration Statement and
the prospectus dated April    , 1997 (the "Prospectus").

     We are familiar with the proceedings heretofore taken by the Company in connection with the authorization and proposed issuance of the Rights and the Common Stock pursuant to the "Offering" (as defined in the Registration Statement).

     Subject to the proposed additional proceedings being taken as now contemplated by us as your counsel prior to the issuance of the Rights, it is our opinion that upon the issuance of the Rights in connection with the Offering in the manner referred to in the Registration Statement, the Rights will be legally and validly issued securities of the Company; and the

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Page 2 - April ____, 1997

shares of Common Stock to be issued upon exercise of the Rights when so issued and delivered in the manner referred to in the Registration Statement, will be duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the heading "LEGAL MATTERS" in the Prospectus constituting part of the Registration Statement. This opinion is furnished to you in connection with the authorization and proposed issuance of the Rights and the Common Stock pursuant to the Offering, is solely for your benefit, and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

                        Respectfully submitted,